Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-96226) pertaining to the KEMET Corporation 1992 Key Employee Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 333-67849) pertaining to the KEMET Corporation 1995 Executive Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-123308) pertaining to the KEMET Corporation 2014 Long-Term Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-176317) pertaining to the KEMET Corporation 2011 Omnibus Equity Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-197782) pertaining to the 2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-219849) pertaining to the KEMET Corporation Omnibus Incentive Plan;
of our reports dated May 28, 2020, with respect to the consolidated financial statements of KEMET Corporation and subsidiaries and the effectiveness of internal control over financial reporting of KEMET Corporation and subsidiaries, included in this Annual Report (Form 10-K) of KEMET Corporation and subsidiaries for the year ended March 31, 2020.

/s/ Ernst & Young LLP
Boca Raton, FL
May 28, 2020